Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Michigan Quality Income Municipal Fund
33-42082
811-6383


The annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization to enable the Fund to reorganize as a newly created
Massachusetts business trust, the approval of an Agreement and Plan of Reorganization, the approval of the issuance of additional common shares, the approval of an amendment to the Funds articles of incorporation and the election of Board Members. The meeting was subsequently adjourned to November 16, 2012.

Voting results for November 16, 2012 are as follows:

 <c>Common and Preferred
shares voting together as a class
<c>  Preferred
Shares
<c>  Common
Shares
To approve an Agreement and Plan of
Reorganization to enable the Fund to
reorganize as a newly created
Massachusetts business trust.



   For
             6,531,490
                 879
                    -
   Against
                404,751
                    -
                    -
   Abstain
                252,957
                    -
                    -
   Broker Non-Votes
             1,722,219
                    -
                    -
      Total
             8,911,417
                 879
                    -




To approve an Agreement and Plan of
Reorganization.



   For
             6,440,251
                 879
                    -
   Against
                454,949
                    -
                    -
   Abstain
                293,998
                    -
                    -
   Broker Non-Votes
             1,722,219
                    -
                    -
      Total
             8,911,417
                 879
                    -




To approve the issuance of additional
common shares in connection with each
 Reorganization.



   For
             5,511,098
                    -
       5,511,098
   Against
                437,522
                    -
          437,522
   Abstain
                331,231
                    -
          331,231
   Broker Non-Votes
             2,163,575
                    -
       2,163,575
      Total
             8,443,426
                    -
       8,443,426




To approve an amendment to the Funds
articles of incorporation.



   For
             6,238,114
                 879
                    -
   Against
                611,427
                    -
                    -
   Abstain
                339,657
                    -
                    -
   Broker Non-Votes
             1,722,219
                    -
                    -
      Total
             8,911,417
                 879
                    -




Proxy materials are herein
incorporated by reference
to the SEC filing on August 30,
2012, under
Conformed Submission Type
DEF N148C, accession
number 0001193125-12-374556.